UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

W&T Offshore, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE FROM W&T OFFSHORE, INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020

The following Notice of Change of Location (the “Notice”) supplements and relates to the original “Important Notice Regarding the Availability of Proxy Materials” distributed to shareholders of W&T Offshore, Inc. in connection with its upcoming Annual Meeting of Shareholders to be held on Wednesday, May 6, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 23, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Nine Greenway Plaza, Suite 300
Houston, Texas 77046
Phone (713) 626-8525

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2020

To the Shareholders of W&T Offshore, Inc.:

Taking into consideration the emerging public health impact of the coronavirus outbreak (COVID-19) and the increasingly severe protocols that federal, state and local governments have imposed, and to support the health and wellbeing of the employees, directors, partners and shareholders of W&T Offshore, Inc. (the “Company,” “we,” or “us”), the Board of Directors of the Company has authorized a change to the location of the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) from an in-person meeting to a virtual-only meeting format. The Annual Meeting will only be accessible online; there will be no physical meeting. The meeting remains scheduled for May 6, 2020 at 8:00 a.m. CDT. This change of location does not impact the ability of the Company’s shareholders to vote in advance of the Annual Meeting by one of the methods described in the Proxy Statement.

We will provide shareholders with an opportunity to hear all portions of the official meeting as conducted by the Chairman of the Board and the Corporate Secretary, submit written questions during the Annual Meeting, and vote during the open poll portion of the meeting. Company management will not be making a presentation at the Annual Meeting.

Only shareholders of record and beneficial holders of Company common stock at the close of business on March 19, 2020 who follow the instructions set forth below will be entitled to virtually attend the Annual Meeting, submit questions and vote during the Annual Meeting. To attend the Annual Meeting, you must register by visiting http://public.viavid.com/index.php?id=139471 and follow the instructions included therein by 11:59 pm Eastern Time on Monday, May 4, 2020. Once the registration is properly submitted, you will receive a link and code to access the Annual Meeting.

Shareholders of Record. If you are a shareholder of record or an appointed proxyholder of a shareholder of record, follow the instructions on the meeting website to register. You may vote during the Annual Meeting during the open poll portion of the meeting by following the instructions provided during the meeting.

Beneficial Holder. If you are a beneficial holder, meaning you hold your shares of Company common stock through a broker, bank or other nominee, you must (i) contact the broker, bank or other nominee that holds your shares to request a legal proxy giving you the right to vote your shares, (ii) email a copy of such legal proxy to investorrelations@wtoffshore.com prior to the Annual Meeting and (iii) register for the Annual Meeting by visiting the meeting website.  You may only vote during the Annual Meeting by emailing a copy of your legal proxy to investorrelations@wtoffshore.com in advance of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting.

A list of the Company’s shareholders of record will be available and may be inspected for a period of at least ten days prior to the Annual Meeting. Shareholders may contact the Investor Relations Coordinator at investorrelations@wtoffshore.com for a period of 10 days prior to and during the Annual Meeting to inspect the list of shareholders.

By Order of the Board of Directors,

Shahid A. Ghauri

Vice President, General Counsel and Corporate Secretary

April 23, 2020

The Annual Meeting on May 6, 2020 at 8:00 a.m. Central Time will be accessible by completing the registration at http://public.viavid.com/index.php?id=139471.

W&T Offshore’s Notice of Annual Meeting, 2020 Proxy Statement, 2020 Annual Report to Shareholders are available on our website at https://www.wtoffshore.com/investors/sec-filings or by contacting the Company’s Investor Relations Department at 713-297-8024. The Company’s SEC filings are also available on the SEC’s website at http://www.sec.gov.